As filed with the Securities and Exchange Commission on March 15, 2019
Registration No. 333-113475
Registration No. 333-151823
Registration No. 333-165613
Registration No. 333-187088
Registration No. 333-216036

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-113475
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-151823
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-165613
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-187088
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-216036

Esterline Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	13-2595091
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

500 108th Avenue NE
Bellevue, Washington 98004
(425) 453-9400
(Address and telephone number, including area code, of principal executive offices)

2002 EMPLOYEE STOCK PURCHASE PLAN
2004 EQUITY INCENTIVE PLAN
AMENDED AND RESTATED 2002 EMPLOYEE STOCK PURCHASE PLAN
AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
2013 EQUITY INCENTIVE PLAN
(Full title of the plans)

Halle Fine Terrion
General Counsel, Chief Compliance Officer and Secretary
TransDigm Group Incorporated
1301 East 9th Street, Suite 3000
Cleveland, Ohio 44114
(216) 706-2960
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐

Smaller Reporting Company ☐	Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SHARES
These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) of Esterline Technologies Corporation (the “Registrant”):

•	Registration Statement (Form S-8 No. 333-113475) pertaining to the Esterline Technologies Corporation 2004 Equity Incentive Plan;

•
Registration Statement (Form S-8 No. 333-151823) pertaining to the Esterline Technologies Corporation 2004 Equity Incentive Plan and the Esterline Technologies Corporation 2002 Employee Stock Purchase Plan;

•
Registration Statement (Form S-8 No. 333-165613) pertaining to the Esterline Technologies Corporation Amended and Restated 2004 Equity Incentive Plan and Amended and Restated 2002 Employee Stock Purchase Plan, as amended by Post-Effective Amendment No. 1 to such Registration Statement;

•	Registration Statement (Form S-8 No. 333-187088) pertaining to the Esterline Technologies Corporation 2013 Equity Incentive Plan; and

•	Registration Statement (Form S-8 No. 333-216036) pertaining to the Esterline Technologies Corporation 2013 Equity Incentive Plan.

On March 14, 2019, pursuant to the terms of the Agreement and Plan of Merger, dated as of October 9, 2018 and amended as of October 10, 2018 (as amended, the “Merger Agreement”), among the Registrant, TransDigm Group Incorporated, a Delaware corporation (“Parent”), and Thunderbird Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”) with the Registrant surviving as an indirect wholly-owned subsidiary of Parent.
As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to the Registration Statements. In accordance with undertakings made by the Registrant to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statements that remain unsold at the termination of such offering, the Registrant hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the effective time of the Merger, if any.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cleveland, in the State of Ohio, on the 15th day of March, 2019.

ESTERLINE TECHNOLOGIES CORPORATION

By:	/s/ Halle Fine Terrion
Halle Fine Terrion
Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.